Exhibit 99.1

CYBERONICS REPORTS FISCAL 2007 RESULTS

Conference Call Scheduled for 8:30 AM EDT June 12, 2007

HOUSTON, Texas, June 11, 2007 — Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the fourth quarter and fiscal year ended April 27, 2007.

Net sales for fiscal year 2007 were a record $131.0 million, compared to $123.4 million for the prior fiscal year. Fiscal 2007 net sales included $111.1 million from the U.S. market and $19.9 million from international, compared to net sales of $107.9 million and $15.5 million, respectively, for the prior fiscal year. Sales for the fourth quarter of fiscal 2007 decreased by $4.6 million ($6.4 million decrease in the U.S. partially offset by a $1.8 million increase in international) to $31.4 million compared to the fourth quarter of fiscal 2006 and showed a modest decline of $0.2 million (0.7%) compared to the third quarter of fiscal 2007.

Gross profit margin for fiscal 2007 was 86.1%, compared to a gross profit margin of 87.2% for the prior fiscal year. The reduction in gross profit margin resulted from lower production volumes affecting manufacturing efficiencies and non-cash charges applicable to the adoption of FAS 123R, partially offset by higher average selling prices.

Operating expenses for fiscal 2007 were $162.2 million, compared to $166.9 million for the prior fiscal year. Fiscal 2007 operating expenses included reductions of $38.7 million in marketing and sales expenses and $5.6 million in engineering, clinical and regulatory expenses, but also include non-cash charges in the amount of $18.7 million applicable to the adoption of FAS 123R and $20.5 million in special charges. The special charges included approximately $12.0 million in stock option investigation expenses, $1.6 million in contested proxy costs, $4.3 million in CEO and CFO resignation costs and $0.5 million in related replacement recruiting costs, $0.6 million in payroll and excise taxes for misdated stock option exercises, and $1.5 million for reduction-in-force costs. Fiscal 2006 operating expenses included $2.2 million in special charges for a reduction in force.

Net loss was $51.2 million or $2.01 per share for fiscal 2007, compared to $59.1 million or $ 2.37 per share for the prior fiscal year. Net loss for the fourth quarter of fiscal 2007 was $10.8 million or $0.42 per share, compared to a net loss of $4.3 million or $0.17 per share in the fourth quarter of fiscal 2006.

“During our 2007 fiscal year, the Cyberonics team made very good progress in significantly decreasing recurring operating expenses and bringing our spending more in line with current revenues,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer. “As a result, Cyberonics is positioned entering fiscal year 2008 to focus on its key initiatives. We are working diligently to achieve our goals of near-term positive cash flow and profitability by focusing on increasing epilepsy market penetration while realigning our spending in the depression market based on the current reimbursement environment. We expect operating results to improve in our 2008 fiscal year. We also intend to explore ways to bring VNS (Vagus Nerve Stimulation) technology to some of our other patented indications by working with other companies. We remain committed to improving the lives of people touched by epilepsy, depression and other chronic disorders that may prove to be treatable with our patented VNS Therapy.”

FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS CONFERENCE CALL

A conference call to discuss fourth quarter and fiscal year 2007 results will be held at 8:30 AM EDT on Tuesday, June 12, 2007. To listen to the conference call live by telephone dial 877-313-8035 (if dialing from within the U.S.) or 706-679-4838 (if dialing from outside the U.S.). The conference ID is 2292156; the leader is Dan Moore. Presentation slides will be available on-line at www.cyberonics.com no later than 8:00 AM EDT on Tuesday, June 12, 2007. A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 800-642-1687 (if dialing from within the U.S.) or 706-645-9291 (if dialing outside the U.S.). The replay conference ID access code is 2292156.

ABOUT VNS THERAPY AND CYBERONICS

Information on Cyberonics, Inc. and VNS TherapyTM is available at www.cyberonics.com and www.vnstherapy.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving our goals of near-term positive cash flow and profitability, increasing epilepsy market penetration, realigning our spending in the depression market based on the current reimbursement environment, and bringing VNS technology to new indications by working with other companies. Our actual results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of other indications; satisfactory completion of post-market studies required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of restatement of the Company’s consolidated financial statements or other actions that might be taken or required as a result of such inquiries or the review by the Audit Committee of the Company’s Board of Directors of the Company’s stock option grants, procedures, and practices, including a default under credit facilities or debt instruments; the potential identification of new material weaknesses in the Company’s internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with stockholder litigation; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC). For a detailed discussion of these and other cautionary statements, please refer to Cyberonics’ most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 28, 2006 and its Form 10-Q for the period ended January 26, 2007.

CONTACT INFORMATION

	Media Contact:	Investor Relations Contact:
Financial Media Contact:	—	—
—	Helen Shik, Vice President	Investor Relations
Eric Brielmann/Jeremy Jacobs	Schwartz Communications	Cyberonics, Inc.
Joele Frank, Wilkinson Brimmer Katcher	230 Third Avenue	100 Cyberonics Blvd.
140 East 45th Street, 37th Floor	Waltham, MA 02451	Houston, TX 77058
New York, NY 10017	Main: (781) 684-0770	Main: (281) 228-7262
Main: (212) 355-4449	Fax: (781) 684-6500	Fax: (281) 218-9332
Fax: (212) 355-4554	hshik@schwartz-pr.com	ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 27, 2007	April 28, 2006
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$84,804,876	$92,355,071
Restricted cash	1,000,000	1,000,000
Accounts receivable, net	18,914,206	21,341,942
Inventories	17,580,830	17,304,794
Other current assets	3,127,345	5,274,133

Total Current Assets	125,427,257	137,275,940
Property and equipment, net and other assets	12,217,626	15,024,344

	$137,644,883	$152,300,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$20,911,928	$19,021,961
Line of credit	7,500,000	2,500,000
Convertible Notes	125,000,000	125,000,000

Total Current liabilities	153,411,928	146,521,961
Long term liabilities	295,184	1,148,457
Stockholders’ equity (deficit)	(16,062,229)	4,629,866

	$137,644,883	$152,300,284

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 27, 2007	April 28, 2006	April 27, 2007	April 28, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$31,431,839	$36,047,613	$130,968,437	$123,441,575
Cost of sales	5,725,732	4,351,517	18,258,374	15,822,045

Gross Profit	25,706,107	31,696,096	112,710,063	107,619,530

Operating Expenses:
Selling, general and administrative	29,173,816	27,694,219	134,144,315	137,310,196
Research and development	6,732,491	7,967,651	28,092,243	29,541,707

Total Operating Expenses	35,906,307	35,661,870	162,236,558	166,851,903

Loss From Operations	(10,200,200)	(3,965,774)	(49,526,495)	(59,232,373)
Interest income	1,033,156	1,043,772	4,649,394	3,211,956
Interest expense	(1,552,842)	(1,287,386)	(5,913,119)	(3,018,969)
Other income (expense), net	(50,917)	(21,596)	(311,112)	69,460

Loss before income taxes	(10,770,803)	(4,230,984)	(51,101,332)	(58,969,926)
Income tax expense	(3,086)	41,294	78,775	99,266

Net Loss	$(10,767,717)	$(4,272,278)	$(51,180,107)	$(59,069,192)

Basic loss per share	$(0.42)	$(0.17)	$(2.01)	$(2.37)
Diluted loss per share	$(0.42)	$(0.17)	$(2.01)	$(2.37)

Shares used in computing basic earnings per share	25,845,930	25,032,043	25,514,232	24,916,938
Shares used in computing diluted earnings per share	25,845,930	25,032,043	25,514,232	24,916,938